As filed with the Securities and Exchange Commission on November 3, 2010

Registration No.: 333-29307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tix Corporation
(Exact name of registrant as specified in its charter)

Delaware	95-4417467
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

12711 Ventura Boulevard, Suite 340
Studio City, California
(Address of Principal Executive Offices)	91604
(Zip Code)

Mitchell J. Francis
Chief Executive Officer
12711 Ventura Boulevard, Suite 340
Studio City, California 91604
(Name and address of agent for service)
(818) 761-1002
(Telephone number, including area code, of agent for service)

With a copy to:

Douglas S. Ellenoff, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
(212) 370-1300

Approximate date of commencement of the proposed sale of securities to the public: Not applicable. Termination of registration statement and deregistration of related securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended, which was originally filed on June 16, 1997 (File No. 333-29307) (the “Registration Statement”) to register the resale of 1,682,029 shares of common stock, $.01 par value per share (the “Common Stock”) of Tix Corporation (the “Company”), including up to 540,643 shares of Common Stock issuable upon exercise of warrants, is being filed to deregister the shares of Common Stock that have not been resold. This offering has been terminated because the Company intends to deregister the Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Studio City, California, on the 2nd day of November, 2010.

TIX CORPORATION

By:	/s/ Mitchell J. Francis
Mitchell J. Francis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ MITCHELL J. FRANCIS Mitchell J. Francis	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	November 2, 2010
/s/ STEVE HANDY Steve Handy	Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2010
/s/ BENJAMIN FRANKEL Benjamin Frankel	Director	November 2, 2010
/s/ NORMAN FEIRSTEIN Norman Feirstein	Director	November 2, 2010
/s/ SAM GEORGES Sam Georges	Director	November 2, 2010
/s/ ANDREW PELLS Andrew Pells	Director	November 2, 2010
/s/ JOSEPH MARSH Joseph Marsh	Director	November 2, 2010